Exhibit 10.4(a)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is entered into as of July 23, 2003 by and between Mobile Park Investments, Inc. from Lease assigned by Lincoln Ventura Technology Center I, a California Limited Partnership (“Lessor”) and Interlink Electronics, Inc. (“Lessee”), and amends that certain Lease – NNN dated August 12, 1998 for the Premises commonly known as 546 Flynn Road, Camarillo, California, (“Premises”), as more particularly described therein.

Lessee wishes to extend the term of the Lease for an additional six (6) months. Accordingly, the parties agree to amend the Lease as follows:

1.	Premises:

Approximately 35,333 rentable s.f.

2.	Effective Date:

August 15, 2003.

3.	Extended Lease Term:

August 15, 2003 – February 14, 2004.

4.	New Monthly Base Rent:

$22,966.45.

5.	New Landlord:

Mobile Park Investments, Inc.

6.	Landlord’s Address:

351 Alma Real Drive

Pacific Palisades, CA 90272

7.	Force and Effect:

To the extent that any terms or provisions of this Amendment are inconsistent with any terms or provisions of the Lease, the terms and provisions of this Amendment shall prevail and control for all purposes.

LESSOR:		LESSEE:
Mobile Park Investments, Inc.		Interlink Electronics, Inc.

By:	/s/ JAMES CHESTON	By:	/s/ PAUL D. MEYER

By:	James Cheston	By:

Date:		Date:	7/23/03